For Immediate Release
Contact:	Alex Lombardo Investors (703) 573-9317	Steve Shattuck Media (608) 661-4731

Great Wolf Resorts Reports 2009 First Quarter Results

Adjusted EBITDA Above Top End of Guidance and
Consensus Analyst Estimates

MADISON, Wis., May 5, 2009—Great Wolf Resorts, Inc. (NASDAQ: WOLF), North America’s leading family of indoor waterpark resorts, reported results today for the first quarter ended March 31, 2009.

First Quarter Highlights

•	Reported 2009 first quarter Adjusted EBITDA of $15.1 million, which was above the company’s previously issued guidance of $12.4 to $14.4 million and higher than consensus analyst estimates.

•	Opened the new 402-suite Great Wolf Lodge-Concord, N.C., and a 20,000-square-foot conference center expansion at the company’s existing Great Wolf Lodge-Grapevine, Texas resort.

For the first quarter ended March 31, 2009, the company reported a net loss of $(5.6) million, or $(0.18) per diluted share, compared to a net loss of $(2.3) million, or $(0.08) per diluted share for the same period a year earlier.

Brand Results

First quarter operating statistics for the company’s portfolio of Great Wolf Lodge resorts were as follows:

	Great Wolf Lodge Brand - Same Store
	Comparison (a)
	Q1	Q1
	2009	2008	Increase (Decrease)
			$		%

Occupancy	61.5%	65.2%		N/A	(370) bps

ADR	$248.60	$269.94		$(21.34)	(7.9)%

RevPAR	$152.86	$176.04		$(23.18)	(13.2)%

Total RevPOR	$377.04	$406.13		$(29.09)	(7.2)%

Total RevPAR	$231.84	$264.85		$(33.01)	(12.5)%

	Great Wolf Lodge Brand – Generation II
	Resorts Only - Same Store Comparison (b)
	Q1	Q1
	2009	2008	Increase (Decrease)
			$		%

Occupancy	66.9%	68.6%		N/A	(170) bps

ADR	$276.65	$308.03		$(31.38)	(10.2)%

RevPAR	$185.02	$211.41		$(26.39)	(12.5)%

Total RevPOR	$418.10	$462.60		$(44.50)	(9.6)%

Total RevPAR	$279.62	$317.50		$(37.88)	(11.9)%

(a)	Same store comparison includes only Great Wolf Lodge resorts that were open for all of both Q1 2009 and Q1 2008 (that is, the company’s Wisconsin Dells, Sandusky, Traverse City, Kansas City, Williamsburg, Pocono Mountains, Niagara Falls and Mason resorts). Note that same store comparison excludes the company’s Grapevine resort, due to the resort’s 200-suite expansion that opened in December 2008.

(b)	Generation II Resorts same store comparison includes Great Wolf Lodge resorts of approximately 400 rooms or more that were open for all of both Q1 2009 and Q1 2008 (that is, the company’s Williamsburg, Pocono Mountains, Niagara Falls and Mason resorts). Note that same store comparison excludes the company’s Grapevine resort, due to the resort’s 200-suite expansion that opened in December 2008.

Note: The company’s Generation II resorts, as described in the tables above, are generally larger resorts that better represent the company’s current resort development model, include an extensive range of amenities and are located in or near larger metropolitan areas.

“Our resorts continued to perform well relative to the overall hotel industry in this extremely challenging economy,” said Kim Schaefer, chief executive officer. “Same store revenue per available room (RevPAR) for our Generation II resorts, which contribute more than 80 percent of our Adjusted EBITDA, was down 12.5 percent (8.2 percent using constant dollars, which normalizes the foreign currency translation effect on operating statistics of our Canadian resort), compared to the 17.7 percent decline in the overall U.S. hotel industry according to Smith Travel Research data. We believe these results are reasonable, especially given that the Easter holiday and many schools’ spring break periods, both of which are traditionally strong demand generators for our resorts in the first four months of the year, fell in the second quarter in 2009.”

To normalize for the shift in Easter and spring break in the calendars, the company believes looking at year-over-year RevPAR results for the four months ended April 30 is meaningful. Over that four-month period, the company’s Generation II resorts’ same-store RevPAR declined approximately 6.0 percent using constant dollars, and overall same-store RevPAR declined about 7.5 percent using constant dollars.

The company’s first quarter 2009 and January-April 2009 same store operating statistics do not reflect the results of three Generation II resorts:

•	Grapevine, Texas, which underwent a significant expansion that was completed early in first quarter 2009.

•	Grand Mound, Washington, which opened late in first quarter 2008.

•	Concord, North Carolina, which opened at the end of first quarter 2009.

“Both the Grapevine and Grand Mound resorts had strong operations in the first quarter, exceeding our budgeted Adjusted EBITDA at both locations,” Schaefer said. “The Concord resort opened at the end of the first quarter, slightly ahead of schedule, and we held a grand opening event for the community in late April. As we have expanded our geographic reach into the Southeast and Northwest U.S. over the past 18 months, we have been particularly gratified with the acceptance of our brand and our drive-to, family resort concept. We believe this acceptance underscores the strength of our brand and underlying business model.”

With the opening of its newest resort, the company expects to benefit from brand marketing synergies all along the eastern corridor as the company’s resorts now extend from Niagara Falls in Canada down to North Carolina. “Based on past experience, we expect many guests who have stayed at one of our resorts will visit others,” Schaefer said. “While our resorts share the same core attributes, each is slightly different and offers its own unique guest experience.

“Recent consumer research conducted on behalf of our company points to a new paradigm for our guests,” she continued. “While families clearly still value their vacations, many are choosing to forego resort destinations that require expensive air travel. Instead, they are choosing to stay closer to home and drive to their vacation destinations. These trips are generally more convenient and less costly. With our high perceived value and memorable guest experience, we believe this trend should continue.”

In April 2009, the company announced that all of its U.S. properties had achieved Green Seal™ Silver certification for the lodging part of their operations, making Great Wolf Lodge brand resorts the first and only national hotel chain to earn that distinction. “We are proud to be on the forefront of the emerging green tourism travel trend,” Schaefer noted.

Operating Results

The company had Adjusted EBITDA of $15.1 million for the 2009 first quarter, above the $14.4 million top end of the company’s previously issued earnings guidance for the period. “In a challenging economic environment, we were able to achieve better-than-projected operating results due to the strength of our business model, coupled with our success in controlling and reducing variable costs,” Schaefer commented.

In an environment marked by declining RevPAR, the company achieved substantial cost reductions for the 2009 first quarter. “We literally have evaluated every position and expense at each of our resorts, with an approach designed to find ways to maximize the efficiency of our labor and other operating costs,” Schaefer said. “While we remain highly focused on cost control, we have not compromised guest satisfaction or our emphasis on quality and safety at our resorts. Our high guest satisfaction scores remain consistent with historic levels.”

Capital Structure and Liquidity

“With the completion of the expansion at our Grapevine resort and the opening of our Concord resort in the first quarter of 2009, we currently have minimal remaining construction-related payments,” said James A. Calder, chief financial officer. “We have no significant long-term capital commitments for construction or development of new properties. Over the near term, we intend to utilize all free cash flow to manage our balance sheet leverage.

“As is the case with many companies with significant real estate holdings, we are focused on strategies to extend our debt maturities and maintain adequate liquidity while the capital markets remain disrupted,” Calder continued. “The most effective tool we have available to support these strategies is to continue to produce strong operating results at our resorts. We do not plan to make any material capital commitments or begin construction on future development projects until we have both the debt and equity capital fully committed.”

Key Financial Data

As of March 31, 2009, Great Wolf Resorts had:

•	Total unrestricted cash and cash equivalents of $18.2 million.

•	Total secured debt of $454.3 million.

•	Total unsecured debt (junior subordinated debentures) of $80.5 million.

•	Weighted average cost of total debt of 6.2 percent.

•	Weighted average debt maturity of 6.2 years.

Growth Strategies

Schaefer said the company currently does not expect to begin construction on any new projects in 2009, but is engaged in identifying potential opportunities for joint venture and licensing arrangements. “For example, with a signed letter of intent with the Mashantucket Pequot Tribal Nation to develop a Great Wolf Lodge resort on tribal-owned land near its southeast Connecticut reservation and Foxwoods Resort Casino, we can look to begin construction once the required capital is in place. As we have stated previously, in order to use our capital efficiently to grow our brand going forward, we expect our near-term development plans to concentrate exclusively on licensing arrangements and joint ventures.”

Outlook and Guidance

“In the second quarter this year, we have two busy periods, spring break and the last two weeks of June when the summer vacation season begins,” Schaefer noted. “Consistent with what we have seen recently, our booking window remains relatively stable, with about 70 percent of our transient rooms being booked within 28 days of arrival. We have not seen any trends recently that we believe will substantially change this booking window pattern. Given this booking window timeframe, we expect to continue to focus our ongoing marketing strategies to present the value and convenience of a Great Wolf Lodge family vacation experience.”

The company provides the following outlook and earnings guidance for the second quarter and full year 2009 (amounts in thousands, except per share data). The outlook and earnings guidance information is based on the company’s current assessment of business conditions, including consumer demand and discretionary spending trends, as of May 4, 2009. The company may update any portion of its business outlook at any time as conditions dictate:

	Q2	2009	Full year 2009
	Low	High	Low	High
Net income (loss)	$(6,900)	$(5,700)	$(25,590)	$(20,790)

Net income (loss) per diluted share	$(0.22)	$(0.18)	$(0.82)	$(0.66)

Adjusted EBITDA (a)	$14,000	$16,000	$58,600	$66,600

Adjusted net income (loss) (a)	$(6,060)	$(4,860)	$(21,420)	$(16,620)

Adjusted net income (loss) per diluted share	$(0.19)	$(0.16)	$(0.68)	$(0.53)

(a)	For reconciliations of Adjusted EBITDA and Adjusted net income (loss), see tables accompanying this press release.

The midpoint of the forecast above assumes a second quarter 2009 same store RevPAR decline of approximately 8-10 percent in constant dollars.

Adjusted EBITDA and Adjusted net income (loss) are non-GAAP financial measures within the meaning of the Securities and Exchange Commission (SEC) regulations. See the discussion below in the “Non-GAAP Financial Measures” section of this press release. Reconciliations of Adjusted EBITDA and Adjusted net income (loss) are provided in the tables of this press release.

Conference Call

Great Wolf Resorts will hold a 2009 first quarter results conference call today at 9 a.m. ET, hosted by Chief Executive Officer Kim Schaefer and Chief Financial Officer Jim Calder. Stockholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto the company’s Web site, www.greatwolf.com, or www.streetevents.com, or may call (877) 941-1465, reference number 4063446. A recording of the call will be available by telephone until midnight on Tuesday, May 12, 2009, by dialing (800) 406-7235, reference number 4063446. A replay of the call will be posted on the company’s Web site through June 5, 2009.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of the company’s historical or future performance that are different from measures calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules, that Great Wolf Resorts believes are useful to investors. They are as follows: (i) Adjusted EBITDA and (ii) Adjusted net income (loss). The following discussion defines these terms and presents the reasons the company believes they are useful measures of its performance. Great Wolf Resorts defines Adjusted EBITDA as net income (loss) plus (a) interest expense, net, (b) income taxes, (c) depreciation and amortization, (d) non-cash employee compensation and professional fees, (e) costs associated with early extinguishment of debt or postponement of debt offerings, (f) opening costs of resorts under development, (g) equity in earnings (loss) of unconsolidated related parties, (h) loss on disposition of property, (i) other unusual or non-recurring items, and (j) minority interests. The company defines Adjusted net income (loss) as net income (loss) without the effects of (a) non-cash employee compensation and professional fees, (b) costs associated with early extinguishment of debt or postponement of debt offerings, (c) opening costs of resorts under development (including costs incurred by unconsolidated joint ventures), (d) loss on disposition of property, (e) other unusual or non-recurring items, and (f) non-normalized income tax expense.

Adjusted EBITDA and Adjusted net income (loss) as calculated by the company are not necessarily comparable to similarly titled measures by other companies. In addition, Adjusted EBITDA (a) does not represent net income or cash flows from operations as defined by GAAP, (b) is not necessarily indicative of cash available to fund the company’s cash flow needs, and (c) should not be considered as an alternative to net income, operating income, cash flows from operating activities or the company’s other financial information as determined under GAAP. Also, Adjusted net income does not represent net income as defined by GAAP.

Management believes Adjusted EBITDA is useful to an investor in evaluating the company’s operating performance because a significant portion of its assets consists of property and equipment that are depreciated over their remaining useful lives in accordance with GAAP. Because depreciation and amortization are non-cash items, management believes that presentation of Adjusted EBITDA is a useful measure of the company’s operating performance. Also, management believes measures such as Adjusted EBITDA are widely used in the hospitality and entertainment industries to measure operating performance.

Similarly, management believes Adjusted net income (loss) is a useful performance measure because certain items included in the calculation of net income may either mask or exaggerate trends in the company’s ongoing operating performance. Furthermore, performance measures that include these types of items may not be indicative of the continuing performance of the company’s underlying business. Therefore, the company presents Adjusted EBITDA and Adjusted net income (loss) because they may help investors to compare Great Wolf Resorts’ ongoing performance before the effect of various items that do not directly affect the company’s ongoing operating performance.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding Great Wolf Resorts’ future financial position, business strategy, projected levels of growth, projected costs and projected performance and financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Great Wolf Resorts, Inc. and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to, competition in the company’s markets, changes in family vacation patterns and consumer spending habits, regional or national economic downturns, the company’s ability to attract a significant number of guests from its target markets, economic conditions in its target markets, the impact of fuel costs and other operating costs, the company’s ability to develop new resorts in desirable markets or further develop existing resorts on a timely and cost efficient basis, the company’s ability to manage growth, including the expansion of the company’s infrastructure and systems necessary to support growth, the company’s ability to manage cash and obtain additional cash required for growth, the general tightening in the U.S. lending markets, potential accidents or injuries at its resorts, decreases in travel due to pandemic or other widespread illness, its ability to achieve or sustain profitability, downturns in its industry segment and extreme weather conditions, increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the company’s insurance coverage, the company’s ability to protect its intellectual property, trade secrets and the value of its brands, current and possible future legal restrictions and requirements. A further description of these risks, uncertainties and other matters can be found in the company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including but not limited to the company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission. Great Wolf Resorts cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statement that it may make.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Great Wolf Resorts or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

About Great Wolf Resorts, Inc.
Great Wolf Resorts, Inc.® (NASDAQ: WOLF), Madison, Wis., is North America’s largest family of indoor waterpark resorts, and, through its subsidiaries and affiliates, owns and operates its family resorts under the Great Wolf Lodge® and Blue Harbor Resort™ brands. Great Wolf Resorts is a fully integrated resort company with Great Wolf Lodge locations in: Wisconsin Dells, Wis.; Sandusky, Ohio; Traverse City, Mich.; Kansas City, Kan.; Williamsburg, Va.; the Pocono Mountains, Pa.; Niagara Falls, Ontario; Mason, Ohio; Grapevine, Texas; Grand Mound, Wash.; and Concord, N.C.; and Blue Harbor Resort & Conference Center in Sheboygan, Wis. Through Great Wolf Resorts’ environmental sustainability program, Project Green Wolf™, the company is the first and only national hotel chain to have all US properties Green Seal™ Certified – Silver.

The company’s resorts are family-oriented destination facilities that generally feature 300 – 600 rooms and a large indoor entertainment area measuring 40,000 – 100,000 square feet. The all-suite properties offer a variety of room styles, arcade/game rooms, fitness rooms, themed restaurants, spas, supervised children’s activities and other amenities. Additional information may be found on the company’s Web site at www.greatwolf.com.

Great Wolf Resorts, Inc.
Consolidated Statements of Operations
(Unaudited; dollars in thousands, except per share amounts)
		Three Months Ended	Three Months Ended
		March 31,	March 31,
		2009	2008
Revenues:
	Rooms	$36,345	$38,866
	Food and beverage	9,902	10,428
	Other hotel operations	8,965	9,570
	Management and other fees	1,813	1,861

		57,025	60,725
	Other revenue from managed properties	5,282	3,483

Total revenues		62,307	64,208
Operating expenses:
	Resort departmental expenses	19,712	20,417
	Selling, general and administrative	14,644	13,398
	Property operating costs	7,970	8,249
	Opening costs for resorts under development	4,372	3,580
	Depreciation and amortization	12,586	11,019
	Loss on disposition of property	191	—
		59,475	56,663
	Other expenses from managed properties	5,282	3,483

Total operating expenses		64,757	60,146
Operating (loss) income		(2,450)	4,062
Investment income		(384)	(451)
Interest income		(188)	(490)
Interest expense		6,267	6,907

Loss before equity in loss of unconsolidated affiliates and income taxes		(8,145)	(1,904)
Income tax benefit		(3,148)	(805)
Equity in loss of unconsolidated affiliates, net of tax		648	1,228

Net loss		$(5,645)	$(2,327)

Net loss per share:
	Basic	$(0.18)	$(0.08)
	Diluted	$(0.18)	$(0.08)
Weighted average common shares outstanding:
	Basic	30,983	30,665
	Diluted	30,983	30,665

Great Wolf Resorts, Inc.
Reconciliations of Non-GAAP Financial Measures
(Unaudited; dollars in thousands, except per share amounts)
		Three Months Ended	Three Months Ended
		March 31,	March 31,
		2009	2008
Net loss		$(5,645)	$(2,327)
Adjustments:
	Opening costs for resorts under development	4,372	3,580
	Non-cash employee compensation and professional fees	34	82
	Loss on disposition of property	191	—
	Depreciation and amortization	12,586	11,019
	Interest expense, net	6,079	6,417
	Environmental liability costs	32	206
	Equity in loss of unconsolidated affiliates, net of tax	648	1,228
	Income tax benefit	(3,148)	(805)

Adjusted EBITDA (1)		$15,149	$19,400

Net loss		$(5,645)	$(2,327)
Adjustments:
	Opening costs for resorts under development	4,372	3,580
	Non-cash employee compensation and professional fees	34	82
	Debt-related costs	—	718
	Loss on disposition of property	191	—
	Environmental liability costs	32	206
	Equity in loss of unconsolidated affiliates (2)	—	1,522
	Income tax rate adjustment (3)	(1,728)	(2,535)

Adjusted net (loss) income (1)		$(2,744)	$1,246

Adjusted net (loss) income per share:
	Basic	$(0.09)	$0.04
	Diluted	$(0.09)	$0.04
Weighted average shares outstanding:
	Basic	30,983	30,665
	Diluted	30,983	30,665

Great Wolf Resorts, Inc.
Operating Statistics - Great Wolf Lodge Resorts
	Three Months Ended March 31,
	2009	2008
Great Wolf Lodge Brand Properties — All
Occupancy	60.2%	64.9%
ADR	$255.20	$273.29
RevPAR	$153.68	$177.27
Total RevPOR	$391.61	$416.13
Total RevPAR	$235.82	$269.93
Great Wolf Lodge Brand Properties — Same Store (4)
Occupancy	61.5%	65.2%
ADR	$248.60	$269.94
RevPAR	$152.86	$176.04
Total RevPOR	$377.04	$406.13
Total RevPAR	$231.84	$264.85
Great Wolf Lodge Brand Properties — Consolidated (5)
Occupancy	60.1%	64.7%
ADR	$277.92	$294.16
RevPAR	$166.98	$190.21
Total RevPOR	$418.44	$441.52
Total RevPAR	$251.41	$285.50
Great Wolf Lodge Brand Properties — Consolidated — Same Store (6)
Occupancy	63.2%	65.4%
ADR	$275.67	$293.50
RevPAR	$174.26	$192.00
Total RevPOR	$411.34	$433.57
Total RevPAR	$260.02	$283.64
Great Wolf Lodge Brand — Generation I Resorts — Same Store (7)
Occupancy	53.9%	60.4%
ADR	$199.63	$208.87
RevPAR	$107.61	$126.13
Total RevPOR	$305.37	$315.56
Total RevPAR	$164.61	$190.56
Great Wolf Lodge Brand — Generation II Resorts — Same Store (8)
Occupancy	66.9%	68.6%
ADR	$276.65	$308.03
RevPAR	$185.02	$211.41
Total RevPOR	$418.10	$462.60
Total RevPAR	$279.62	$317.50
The company defines its operating statistics as follows:
	Occupancy is calculated by dividing total occupied rooms by total available rooms.
	Average daily rate (ADR) is the average daily room rate charged and is calculated by dividing total rooms
	revenue by total occupied rooms.
	Revenue per available room (RevPAR) is the product of (a) occupancy and (b) ADR.
	Total revenue per occupied room (Total RevPOR) is calculated by dividing total resort revenue (including revenue
	from rooms, food and beverage, and other amenities) by total occupied rooms.
	Total revenue per available room (Total RevPAR) is the product of (a) occupancy and (b) Total RevPOR.

Great Wolf Resorts, Inc.
Reconciliations of Outlook Financial Information (9)
(Unaudited; dollars in thousands, except per share amounts)
		Three Months
		Ending	Year Ending
		June 30,	December 31,
		2009	2009
Net loss		$(6,300)	$(23,190)
Adjustments:
	Interest expense, net	9,100	34,400
	Income tax benefit	(4,200)	(15,460)
	Depreciation and amortization	14,500	57,000
	Non-cash employee compensation and professional fees	400	1,300
	Equity in loss in unconsolidated affiliates	500	2,900
	Environmental liability costs	—	50
	Loss on disposition of property	—	200
	Opening costs of resorts under development	1,000	5,400

Adjusted EBITDA (1)		$15,000	$62,600

Net loss		$(6,300)	$(23,190)
Adjustments to net loss:
	Non-cash employee compensation and professional fees	400	1,300
	Opening costs of resorts under development	1,000	5,400
	Environmental liability costs	—	50
	Loss on disposition of property	—	200
	Income tax rate adjustment (3)	(560)	(2,780)

Adjusted net income (loss) (1)		$(5,460)	$(19,020)

Net loss per share:
	Basic	$(0.20)	$(0.74)
	Diluted	$(0.20)	$(0.74)
Adjusted net income (loss) per share:
	Basic	$(0.18)	$(0.61)
	Diluted	$(0.18)	$(0.61)
Weighted average shares outstanding:
	Basic	31,200	31,300
	Diluted	31,200	31,300

(1)	See discussions of Adjusted EBITDA and Adjusted net income (loss) located in the “Non-GAAP Financial Measures” section of this press release.
(2)	This amount represents the company’s equity method loss recorded for the joint venture that owns a Great Wolf Lodge resort that was under construction in Grand Mound, Washington through March 2008.
(3)
This amount represents an adjustment to recorded income tax expense to bring the overall effective tax rate to an estimated normalized rate of
40%. This effective tax rate differs from the effective tax rates in the company’s historical statements of operations.

(4)
Same store properties comparison includes Great Wolf Lodge resorts that were open for the full periods in both 2009 and 2008 (excludes the company’s Grapevine resort, due to a significant expansion that opened at that resort in December 2008).

(5)	Consolidated properties comparison includes Great Wolf Lodge resorts that are consolidated for financial reporting purposes.
(6)
Consolidated same store properties comparison includes Great Wolf Lodge resorts that are consolidated for financial reporting purposes for the full periods in both 2009 and 2008 (excludes the company’s Grapevine resort, due to a significant expansion that opened at the resort in
December 2008).

(7)	Generation I properties comparison includes only Great Wolf Lodge resorts of approximately 300 rooms or less that were open for all of both Q1 2009 and Q1 2008.
(8)
Generation II properties same store comparison includes only Great Wolf
Lodge resorts of approximately 400 rooms or more that were open for all of both Q1 2009 and Q1 2008 (excludes the company’s Grapevine resort, due to a significant expansion that opened at that resort in December 2008).

(9)	The company’s outlook reconciliations use the mid-points of its estimates of Adjusted EBITDA and Adjusted net income.